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                       BY-LAWS OF REEVES HOLDINGS, INC.

                                   ARTICLE I
                                    Offices

     The registered office  of the Corporation  in the State of Delaware is located  in the City of Wilmington, State of  Delaware, and the name of the registered agent of the Corporation at such office is The Corporation Trust

Company. The Corporation may also have offices  at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may

from time to time determine.


                                    ARTICLE II
                             MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may property come before the meeting shall be held in New York, New York, or at such other place within or without the State of Delaware as may be specified in the notice of meeting or the waiver thereof on the third Wednesday in May of each year at 9:00 a.m. or at such other time as shall be fixed by the Board. If the date so designated shall fall on a legal holiday, then such meeting shall be held at such place at the same hour on the next day thereafter not a Saturday, Sunday or legal holiday.

     SECTION 2. SPECIAL MEETING. A special meeting of the stockholders of the Corporation may be called by the President and shall be called by the President, the Secretary or an Assistant Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the notice of meeting or waiver thereof. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

SECTION 3. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders shall be given by or under the direction of the Secretary or an Assistant Secretary, either personally or by mail, upon each stockholder of record entitled


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to vote at such meeting, not less than 10 nor more than 60 days before the meeting. In the event of the death, absence, incapacity or refusal of the specified officer, notice of a meeting may be given by a person designated by either the Secretary, the person or persons requesting the meeting or the Board. If mailed, the notice of a meeting shall be directed to a stockholder at his address as it appears on the records of the Corporation. The notice of every meeting of the stockholders shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.

     SECTION 4. QUORUM. At all meetings of stockholders, the holders of issued and outstanding stock entitled to vote present in person or by proxy having a majority of the votes of such stock shall constitute a quorum. If such quorum is not present, the stockholders present thereat may adjourn the meeting from time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting until a quorum is present, and thereupon any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. VOTING. At every meeting of the stockholders, except as may be otherwise provided in the Certificate of Incorporation, every stockholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation on the record date as determined in accordance with Article V,
Section 4 of these By-Laws. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders (at which a quorum is present) by the holders of shares entitled to vote in the election, except as otherwise required by law or by the Certificate of Incorporation of the Corporation. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders (at which a quorum is present) by the holders of shares entitled to vote thereon (except as otherwise required by law, the Certificate of Incorporation of the Corporation, these By-Laws, or any regulations of any security exchange). The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, the list required by Article II, Section 9 of these By-Laws, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. Upon the demand of any stockholder entitled to vote, the vote at any election of directors, or the vote upon any question before a meeting, shall be by ballot; but


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otherwise the method of voting shall be discretionary with the presiding officer at the meeting.

     SECTION 6. PRESIDING OFFICER AND SECRETARY. At all meetings of the stockholders, the Chairman of the Board, or if such office be vacant or he be absent, the President of the Corporation, or in his absence a Vice-President, or if none be present the appointee of the meeting, shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present the appointee of the Presiding Officer of the meeting, shall act as Secretary of the meeting.

     SECTION 7. PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted on after 3 years from its date, unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder himself, or by his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the meeting begins or to the Judges at the meeting.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     SECTION 8. INSPECTORS OF ELECTION. At each meeting of the stockholders at which the vote for directors, or the vote upon the question before the meeting, is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by two Inspectors of Election. Such Inspectors may be appointed by the Board before the meeting, but if no such appointment shall have been made, they shall be appointed by meeting. If for any reason any Inspector previously appointed shall fail to attend or refuse to be unable to serve, an Inspector in his place shall be appointed by the meeting. Any appointment of Inspectors by the meeting shall be or by per capita vote of the stockholders present and entitled to vote.


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     SECTION 9.  LIST OF STOCKHOLDERS.  At least 10 days prior to every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each, shall be prepared by the Secretary or an Assistant Secretary. Such list shall be open to examination at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is held and shall be open, during normal business hours for a period of 10 days prior to the meeting, to the examination of any stockholder for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as may be otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any meeting of stockholders, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                       ARTICLE II

                                        DIRECTORS

     SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors shall be fixed initially by the incorporator and thereafter such number may be increased from time to time by the stockholders or by the Board or may be decreased by the stockholders. Any such decrease shall have the effect of terminating the term of office of all directors. If such decrease is effected at a meeting of stockholders, a new Board shall be elected at such meeting or, if effected by written consent of stockholders, a new Board shall be elected by the same written consent. Except as provided by law or these By-Laws, the members of the Board shall be elected at each annual meeting of the stockholders. If for any reason any annual election of directors shall not be held on the day designated by these By-Laws, the directors shall cause such election to be held as soon thereafter as convenient. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, at each


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meeting of the stockholders for the election of directors at which a quorum shall be present, the persons (not exceeding the then authorized number of directors) receiving a plurality of the votes cast shall be elected directors. Except as otherwise provided by law, the term of office of each director shall be from the time of his election and qualification until the annual meeting of stockholders next succeeding his election and until his successor shall have been duly elected and shall have qualified; PROVIDED, HOWEVER, that any director may be removed with or without cause before the expiration of his term by the vote of the holders of issued and outstanding stock entitled to vote at any special meeting called for the purpose having a majority of the votes of such stock. A director need not be a stockholder. As used herein, the term "Whole Board" shall mean the total number of directors authorized at the time, whether or not any vacancies exist.

     SECTION 2. VACANCIES. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors (caused by the Board or otherwise) or any other cause may be filled by a majority of the directors then in office although less than a quorum or by a sole remaining director, or by the stockholders. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective.

     SECTION 3. RESIGNATIONS. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     SECTION 4. MEETINGS. The Board may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation not inconsistent with these By-Laws as they may deem proper. The Board from time to time by resolution may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; PROVIDED that unless a time and place is so fixed for any annual meting of the Board, the same shall be held immediately following the annual meeting of the stockholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need give. Other meetings of the Board shall be held whenever called by the Chairman of the Board or by the President or by one-third of the directors then in office; and the Secretary or an Assistant Secretary shall give notice of each


                                       -5-
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such meeting to each director not later than the day before the day of the meeting, personally or by mailing, telegraphing, cabling or telephoning such notice to him at his address as it appears on the books of the Corporation or by leaving such notice at his residence or usual place of business. No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting.

     SECTION 5. MEETING BY CONFERENCE TELEPHONE. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephones or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting. The Chairman or the Secretary of the meeting shall make sure that all persons participating in the meeting (i) can hear each other and (ii) understand that their participation will constitute a meeting of the Board or such committee.

     SECTION 6. UNANIMOUS CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.


     SECTION 7. QUORUM. One-third of the Whole Board shall constitute a quorum for the transaction of business. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned of the time of, and the place to which, the meeting is adjourned. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

     SECTION 8. COMPENSATION OF DIRECTORS. The Board shall have authority to fix the compensation of directors for acting in either that capacity or any other capacity.

     SECTION 9. COMMITTEES. The Board may, by resolution passed by a majority of the Whole Board, from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in any such resolution, any such committee shall have and may exercise all


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the powers and authority of the Board in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, and the power and authority to declare dividends and to authorize the issuance of stock; PROVIDED, HOWEVER, that no such committee shall have any power or authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the assets and properties of the Corporation, to recommend to the stockholders a dissolution of the Corporation or revocation of a dissolution or to amend these By-Laws. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting, if a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.

                                 ARTICLE IV

                             OFFICERS AND AGENTS

     SECTION 1. GENERAL PROVISIONS. The officers of the Corporation shall be a President, a Treasurer and a Secretary, one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board as soon as may be practicable after the election of directors in each year. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. Each of such officers shall serve until the annual meeting of the Board next succeeding his appointment and until his successor shall have been chosen and shall have qualified. The Board may appoint such officers, agents and employees as it may deem necessary or proper, who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board. All officers, agents and employees appointed by the Board shall be subject to removal at any time by the affirmative vote of a majority of the Whole Board. Other agents and employees may be removed at any time by the Board, by the officer appointing them, or by any other superior officer upon whom such power of removal may be conferred by the Board. The salaries of the officers of the Corporation shall be fixed by the Board, but this power may be delegated to any officer. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.


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     SECTION 2. THE CHAIRMAN OF THE BOARD.  The Chairman of the Board of
Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall perform such other duties as he may be assigned from time to time by the Board of Directors.

     SECTION 3. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of, and shall direct and supervise, the business and affairs of the Corporation whenever the Board of Directors is not in session.

     SECTION 4. THE PRESIDENT. The President, who may be a director, shall perform such duties as may be assigned to him by the Board of Directors. In the event that the President is a director and in the event of disability or absence of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board, including presiding at meetings of stockholders and directors. The President may be Chief Administrative Officer of the Corporation. The Chief Administrative Officer shall have general charge of, and shall direct and supervise, the operation of its business, subject to the control and direction of the Chairman of the Board and the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties as he may be assigned from time to time by the Board of Directors. When elected by the Board of Directors as Chief Executive Officer, he shall perform the duties of the Chief Executive Officer as stated in Section 3 above. In the event the President is elected as Chief Executive Officer, the Board of Directors may elect another Executive Officer as the Chief Administrative Officer.

     SECTION 5. VICE-PRESIDENTS. Each Vice-President shall have such powers and perform such duties as the Board, the Chairman of the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, the Vice-President next in order as designated by the Board or, in the absence of such designation, senior in length of service in such capacity, who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. The performance of any duty by a Vice-President shall be conclusive evidence of his power to act.

     SECTION 6. THE TREASURER. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depository or depositories as the Board may designate. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall render


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an account of his transactions to the Board as often as it shall require the same, shall at all reasonable times exhibit his books and accounts to any director and shall cause to be entered regularly in books kept for that purpose full and accurate account of all moneys received and disbursed by him on account of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control, belonging to the Corporation. He shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board.

     SECTION 7. THE SECRETARY. The Secretary shall record the proceedings of meetings of the Board and of the stockholders in a book kept for that purpose and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation (if required by the form of such certificates) and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature wherever required. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct. He shall, in general, perform all duties of Secretary, subject to the control of the Board.

     SECTION 8. ASSISTANT TREASURERS. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of this power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may from time to time assign to him.

     SECTION 9. ASSISTANT SECRETARIES. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may from time to time assign to him.

     SECTION 10. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board.



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     SECTION 11.  DELEGATION OF DUTIES.  In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

     SECTION 12. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board, the President or any Vice-President may from time to time appoint an attorney or attorneys or an agent or agents to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities, and the President or any Vice-President may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the President or any Vice-President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                                       ARTICLE V

                                     CAPITAL STOCK

     SECTION 1. CERTIFICATE FOR SHARES. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form, not inconsistent with the Certificate of Incorporation and these By-Laws, as shall be approved by the Board. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates exchanged or returned to the Corporation shall be cancelled.

     SECTION 2. TRANSFER OF SHARES OF STOCK. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by his attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board shall have the


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power to make all such rules and regulations, not inconsistent with the
Certificate of Incorporation and these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board, in its discretion, may issue a new certificate of stock in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, and may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate.
Proper evidence of such loss, theft or destruction shall be procured, if required, by the Board. The Board in its discretion may refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matters.

     SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.



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A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

                                     ARTICLE VI

                          INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


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

                                     ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


     SECTION 1. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

     SECTION 2. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

     SECTION 3. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.



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     SECTION 4.  Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation.

     SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

     SECTION 6. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.



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                                    ARTICLE VIII

                                        SEAL

     The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words
"Corporate Seal" and "Delaware" inscribed thereon. The seal may be affixed to any instrument by causing it, or a facsimile thereof, to be impressed or otherwise reproduced thereon.

                                    ARTICLE IX

                                      WAIVER

     Whenever any notice whatsoever is required to be given by statute, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                    ARTICLE X

                            CHECKS, NOTES, DRAFTS, ETC.

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.

                                    ARTICLE XI

                                    AMENDMENTS

     These By-Laws or any of them may be amended or repealed, and new By-Laws may be adopted (a) by the stockholders, at any annual meeting, or at any special meeting called for that purpose, by the vote of the holders of issued and outstanding stock entitled to vote thereat having a majority of the votes of



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such stock, or (b) by the Board at any duly convened meeting by a majority vote of the Whole Board, but any such action of the Board may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose; PROVIDED, HOWEVER, that no amendment may be made which will conflict with any provision of law or of the Certificate of Incorporation.

                                    ARTICLE XII

               RIGHTS OF STOCKHOLDERS UNDER CERTIFICATE OF INCORPORATION

     All provisions of these By-Laws are subject to the provisions of the Certificate of Incorporation and in the event of any inconsistency, the provisions of the Certificate of Incorporation shall prevail. Without limiting the foregoing, nothing in these By-Laws shall affect or limit the rights of any stockholder provided for in the Certificate of Incorporation.

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